CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1/A of our report dated March 26, 2008 relating to the financial statements of Clear Skies Solar, Inc., and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.
Roseland, New Jersey
May 23, 2008